SF 797

FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT. We agree to provide the benefits and other rights of this contract. Payment of benefits is subject to the provisions, terms, and conditions of this contract. NON-PARTICIPATING.

This contract is a legal contract between You, as Owner, and Us, Principal Life Insurance Company, a stock company and member of Principal Financial Group(R). Your contract is issued based on the information You have given Us and payment of the Initial Premium as shown on the Data Page.

The Accumulated Value will increase or decrease each Valuation Day depending on the investment experience of the Separate Account Divisions that You select. There are no minimum guarantees for the performance of the Divisions.

EXAMINATION OFFER. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS CONTRACT. IF YOU ARE NOT SATISFIED, YOU MAY RETURN YOUR CONTRACT TO EITHER YOUR MARKETER OR OUR OFFICE BEFORE THE LATER OF: (1) 10 DAYS AFTER YOU RECEIVE THE CONTRACT OR (2) SUCH LATER DATE AS SPECIFIED BY APPLICABLE STATE LAW. IF YOU RETURN THIS CONTRACT, WE WILL REFUND YOUR PREMIUM IN STATES WHERE REQUIRED. IN STATES WHERE PERMITTED, WE WILL REFUND THE ACCUMULATED VALUE PLUS ANY FEES OR CHARGES TAKEN, WHICH MAY BE MORE OR LESS THAN PREMIUMS PAID. PLEASE READ YOUR CONTRACT CAREFULLY SO YOU MAY BETTER USE ITS MANY BENEFITS.

The terms of this contract start on the Contract Date. So long as You satisfy the requirements set out in this contract, the contract will remain in force until the earliest of the payment of the death benefit, payment of the surrender value, or election of a benefit option.






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

                                TABLE OF CONTENTS


SUBJECT                                                                                              PAGE

CONTRACT
DEFINITIONS.............................................................................................4
Accumulated Value, Annuitant, Annuitization Date, Contract Anniversary, Contract
Date, Contract Year, Division, Free Surrender Amount, Investment Option, Joint
Annuitant(s), Joint Owner(s), Mutual Fund, Notice, Owner, Separate Account,
Units, Valuation Day, Valuation Period, We, Our, Us, You, Your.

PREMIUMS.................................................................................................5
Premium Payments, Premium Payment Allocations.

CONTRACT VALUES..........................................................................................5
Accumulated Value, Division Value, Units and Unit Value, Net Investment Factor.

SEPARATE ACCOUNT.........................................................................................6
Separate Account Assets, Separate Account Divisions.

TRANSFERS................................................................................................7
Transfers Allowed, Automatic Portfolio Rebalancing.

SURRENDERS...............................................................................................8
Full Surrender, Partial Surrenders, Surrender Charge.

DEATH BENEFITS...........................................................................................9
Death Benefit, Death of Owner(s), Death of Annuitant(s).

BENEFIT PROVISIONS......................................................................................11
Annuity Benefit, Maximum Annuitization Date, Election of Benefit Options,
Conditions, Description of Benefit Options, Option B Tables, Option C Tables.

FEES AND CHARGES........................................................................................14
Transaction Fee, Transfer Fee, Surrender Charge, Premium Taxes.

GENERAL INFORMATION.....................................................................................15
Termination, Annuitant, Ownership, Change of Annuitant or Owner, Beneficiary, Change of
Beneficiary, The Entire Contract, Alterations, Assignment, Incontestability, Misstatement of Age
or Gender, Taxes, Deferment of Payments and Transfers, Annual Report.



Any additional benefits provided by rider or endorsement follow the last page of this contract.

                                                          DATA PAGE

----------------------------------------------------------------------------------------------------------------------
                                     Flexible Premium Deferred Variable Annuity
----------------------------------------------------------------------------------------------------------------------

CONTRACT DATA

Contract Number:                                                 [Sample]
Annuitant/Age:                                                   [John Doe/35]
Owner:                                                           [Jane Doe]
Joint Annuitant/Age:                                             [Jane Doe/35]
Joint Owner:                                                     [John Doe]
Contract Date:                                                   [November 1, 2004]
Maximum Annuitization Date:                                      [October 31, 2054]
Initial Premium:                                                 [$10,000.00]

CONTRACT CHARGES AND LIMITS

Separate Account Administration Charge:                          Currently  [0.00%],  guaranteed  not to  exceed  0.15%
                                    annually.
Mortality And Expense Risks Charge:                              Currently  [0.95%],  guaranteed  not to  exceed  1.25%
                                    annually.
Transaction Fee:                                                 Currently [$00.00], not to exceed $30.00.
Transfer Fee:                                                    Currently  [$00.00],   or,  for  unscheduled  Division
                                                                 transfers after
                                                                 the first, such
                                                                 larger amount
                                                                 as is required
                                                                 by law or by
                                                                 the underlying
                                                                 mutual fund of
                                                                 the Division.
Minimum Additional Premium:                                      Currently [$500.00], not to exceed $1,000.00.
Maximum Total Premium Contributions:                             $2,000,000.00
Minimum Unscheduled Partial Surrender:                           $100.00
Minimum Accumulated Value After An
   Unscheduled Partial Surrender:                                Currently $5,000.00, not to exceed $10,000.00.
Minimum Accumulated Value To Initiate A
   Scheduled Partial Surrender:                                  $5,000.00
Minimum Transfer Amount:                                         Lesser of $100.00 or the value of your division.
Free Surrender Amount:
The greater of (A.) and (B.) where:  (A.) is 10% of premium  payments,  decreased by any partial  surrenders made since the last Contract  Anniversary;  and (B.) is the Accumulated  Value minus remaining  premium payments as of the date of the surrender.

              SURRENDER CHARGE TABLE

      Contract Year            Surrender Charge
                                  Percentage
            1                        3.00%
            2                        2.00%
            3                        1.00%
       4 and after                   0.00%

                              CONTRACT DEFINITIONS

All capitalized terms used in this contract are either defined here or are shown on the Data Page.

ACCUMULATED VALUE is the sum of the values in all of the Investment Options under this contract.

ANNUITANT means the person, including any Joint Annuitant, whose life determines the annuity benefit. The Annuitant, unless subsequently changed, is named on the Data Page. This person may or may not be the Owner.

ANNUITIZATION DATE is the date the Accumulated Value is applied to a benefit option.

CONTRACT ANNIVERSARY is the same day and month as the Contract Date in each Contract Year.

CONTRACT DATE is the date shown on the Data Page.

CONTRACT YEAR means the one-year period beginning on the Contract Date and ending one day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary.

DIVISION is the part of the Separate Account that invests in shares of a corresponding underlying Mutual Fund. The value of an investment in a Division is variable and is not guaranteed.

FREE SURRENDER AMOUNT is the amount defined on the Data Page that may be withdrawn from the contract without a surrender charge.

INVESTMENT OPTION is a Division to which premium payments may be allocated or amounts may be transferred.

JOINT ANNUITANT(s) is the person named as the Joint Annuitant on the Data Page, unless subsequently changed.

JOINT OWNER(s) means the Owners who have an undivided interest in this contract. In this contract, any reference to the Owner's death means the death of the first Owner to die.

MUTUAL FUND means a registered open-end investment company, or a separate investment account or portfolio thereof, in which a Division invests.

NOTICE means any communication either in writing or another manner that We approve in advance that: 1. We receive either in Our office or at such other address as We notify You in writing; and 2. provides the information We need including any information required by any applicable law.

OWNER means the person, including any Joint Owner, who owns all rights and privileges of this contract. If the Owner is not a natural person, the Owner must be an entity with its own taxpayer identification number.

SEPARATE ACCOUNT means Principal Life Insurance Company Separate Account B, a registered Unit investment trust under the Investment Company Act of 1940, as amended, with Divisions to which premium payments may be allocated under this contract.

UNITS are the accounting measure used to calculate the Division values.

VALUATION DAY is any day that the New York Stock Exchange (NYSE) is open for trading, and trading is not restricted.

VALUATION PERIOD means the period beginning at the close of normal trading in the NYSE, generally 4:00 p.m. E.T. on each Valuation Day, and ending at the close of normal trading of the NYSE on the next Valuation Day.

WE, OUR, US means Principal Life Insurance Company.

YOU, YOUR means the Owner(s) of this contract.

                                    PREMIUMS

PREMIUM PAYMENTS

Your Initial Premium is due on the Contract Date. After that, You may send Us additional premiums at any time while this contract is in force and before the Annuitization Date. The Minimum Additional Premium allowed at any one time is shown on the Data Page. We will confirm Our receipt of premiums paid.

We reserve the right to increase the Minimum Additional Premium allowed as shown on the Data Page.

The total premium payments You make during the lifetime of this contract may not exceed the Maximum Total Premium Contributions shown on the Data Page, except with Our prior written approval.

PREMIUM PAYMENT ALLOCATIONS

You may allocate premiums to any of the Investment Options. We will allocate the Initial Premium as of the Contract Date based upon the allocation instructions You have given Us, unless otherwise required by state law. However, We reserve the right to allocate the Initial Premium payment entirely to the Money Market Division during the examination offer period. The sum of the percentages for all allocations must equal 100%.

You may change the allocation percentages by providing Us Notice.


                                 CONTRACT VALUES

Any annuity benefit, surrender value or death benefit available under this contract will not be less than the minimum benefit required by state law.

ACCUMULATED VALUE

The Accumulated Value is the sum of the values in all of the Investment Options under this contract.

DIVISION VALUE

The value for each Division under this contract is equal to the number of Units in that Division multiplied by that Division's Unit value. The number of Units in a Division at any time equals 1 minus 2, where: 1. is the number of Units credited to the Division because of:
a. premiums and credits allocated to it; b. amounts transferred to it; and

2. is the number of Units redeemed from the Division because of: a. amounts deducted from it; b. amounts transferred from it; and c. amounts surrendered from it.

UNITS AND UNIT VALUE

We will determine the unit value for each Division at the end of each Valuation Day. The unit value for each Division is obtained by multiplying the unit value for the immediately preceding Valuation Day by the particular Division's net investment factor for the current Valuation Period.

The number of Units purchased or redeemed is determined by dividing the dollar amount of the purchase or redemption by the unit value for the Division at the end of the Valuation Day of the purchase or redemption.

NET INVESTMENT FACTOR

On any Valuation Day, the net investment factor for a Division is:
1. the net asset value of the underlying Mutual Fund shares held by that Division at the end of such Valuation Day before any contract transactions are made on that day plus the per share amount of any dividend or other distribution made by such Mutual Fund during such Valuation Day; divided by
2. the net asset value of the underlying Mutual Fund shares held by that Division at the end of the immediately preceding Valuation Day after all contract transactions were made for that day; minus
3. a Separate Account Administration Charge*; minus 4. a Mortality and Expense Risks Charge*.

The charges in 3. and 4. above accrue daily and will be deducted from the Separate Account at Our discretion.

We reserve the right to adjust the above formula for any taxes determined by Us to be attributable to the operations of the Division.

*We reserve the right to change the Separate Account Administration Charge and/or the Mortality and Expense Risks Charge as shown on the Data Page.


                                SEPARATE ACCOUNT

SEPARATE ACCOUNT ASSETS

Assets are put into the Separate Account Divisions to support this contract and to support other variable annuity contracts We may offer. We own the assets of the Separate Account. These assets are not part of Our general account. Income, gains and losses of the Separate Account Divisions, whether or not realized, are credited to or charged against the Separate Account Divisions' assets, without regard to Our other income, gains or losses. The assets of the Separate Account will be available to cover the liabilities of Our general account only to the extent that the Separate Account assets exceed its liabilities.

SEPARATE ACCOUNT DIVISIONS

We reserve the right to add other Divisions, eliminate or combine existing Divisions, or transfer assets in one Division to another. If shares of a Mutual Fund are no longer available for investment, or in Our judgment investment in a Mutual Fund becomes inappropriate considering the purpose of the Separate Account, We may eliminate the shares of a Mutual Fund or a class of shares of a Mutual Fund and substitute shares of another Mutual Fund or another class of a Mutual Fund. Substitution may be made with respect to both existing investments and the investment of future premium payments. However, no such changes will be made without notifying You and getting any required approval from the appropriate state and/or federal regulatory authorities.

If We eliminate or combine existing Divisions, or transfer assets in one Division to another, You may change Your allocation percentages and transfer any value in the eliminated or combined Divisions to other Divisions. You may exercise this right until the later of 60 days after:
1. the effective date of such change; or 2. the date You receive Notice of this right.

You may exercise this right at no charge only if You have an interest in the affected Divisions.

                                    TRANSFERS

TRANSFERS ALLOWED

You may transfer amounts among the Investment Options as provided below. To request a transfer, You must provide Us Notice. If We receive Your request prior to the close of the NYSE, the transfer is made and Division Values will be determined as of that day. Requests received after the close of the NYSE will be processed and Division Values will be determined as of the next Valuation Day.

RESERVATION OF RIGHTS - We reserve the right to not accept transfer requests from someone requesting them for multiple contracts for which they are not the Owner. We reserve the right to reject transfers if We deem that the transfers would disrupt the management of the Separate Account, any Division, or any underlying Mutual Fund. Excessive transfers can disrupt management strategy of the underlying Mutual Funds and increase expenses, which are borne by all Owners. In addition, We may suspend or modify transfer privileges at Our sole discretion, at any time, to prevent transfers that could disadvantage other Owners. These modifications could include, but are not limited to:
1.   Requiring a minimum time period between each transfer;
2. Not accepting transfer requests from someone providing them for multiple contracts for which he or she is not the Owner;
3.   Limiting the dollar amount that an Owner may transfer at any one time; or
4.   Imposing a Transfer Fee as shown on the Data Page.

You may transfer amounts from one Investment Option to another by making scheduled or unscheduled transfers, as follows:

1.   You may make unscheduled transfers as follows:
     a. You must specify the dollar amount or percentage to transfer to and from each Investment Option. The amount must equal or exceed the lesser of the Investment Option value, or the Minimum Transfer Amount shown on the Data Page;
     b. transfers are effective at the end of the Valuation Period during which We receive Your Notice.

2.   You may make scheduled transfers (Dollar Cost Averaging) as follows:
     a. You must specify the dollar amount or percentage to transfer to and from each Investment Option. The amount must equal or exceed the lesser of the Investment Option value or the Minimum Transfer Amount shown on the Data Page;
     b. You must specify how often the transfers will occur (annually, semi-annually, quarterly or monthly);
     c. transfers will occur on the date You specify other than the 29th, 30th or 31st of any month;
     d. the value of each Investment Option from which transfers are made must equal or exceed the Minimum Transfer Amount shown on the Data Page;
     e. the transfers will continue until Your interest in the Investment Option is zero or We receive Notice to stop the transfers; and
     f. We reserve the right to limit the number of Investment Options from which scheduled transfers will be made at the same time. In no event will it ever be less than two.

AUTOMATIC PORTFOLIO REBALANCING

Automatic portfolio rebalancing (APR) allows You to maintain the specific Division allocation percentages You have elected.

APR transfers:
1. do not begin until the expiration of the examination offer period described on the contract cover;
2. may be made on the frequency You specify: quarterly (on a calendar year or Contract Year basis) or semi-annually or annually (on a Contract Year basis); and
3.        do not begin until We receive Your Notice.

Transfers are effective at the end of the Valuation Period during which We receive Your Notice. APR is not available if You have elected scheduled transfers from the same Divisions.


                                   SURRENDERS

You may surrender this contract at any time prior to the Annuitization Date provided that the Owner is living. Notice to surrender this contract must be provided to Us at Our office.

FULL SURRENDER

You may surrender this contract in full for the surrender value. The surrender value at any time is equal to the Accumulated Value on the date We receive Your Notice, less any applicable surrender charge and other fees and charges such as Transfer Fees or Transaction Fees.

PARTIAL SURRENDERS

You may make scheduled and unscheduled partial surrenders of this contract by providing Us Notice. Partial surrenders reduce the Accumulated Value of the contract and are deducted from the Investment Options in the same proportion as Your current premium payment allocations unless You direct otherwise.

If the partial surrender amount is less than the remaining Free Surrender Amount for that Contract Year, no surrender charge will apply. Partial surrenders that exceed the remaining Free Surrender Amount for that Contract Year are subject to any applicable surrender charge.

Any unscheduled partial surrender that would reduce the Accumulated Value to less than the Minimum Accumulated Value After An Unscheduled Partial Surrender amount shown on the Data Page will be treated as a request for full surrender of this contract.

We reserve the right to change the Minimum Accumulated Value After An Unscheduled Partial Surrender amount but it will never be greater than the amount shown on the Data Page.

The Minimum Unscheduled Partial Surrender amount is shown on the Data Page.

The Minimum Accumulated Value To Initiate A Scheduled Partial Surrender is shown on the Data Page.

Scheduled partial surrenders will:
1. occur on a date and in an amount You specify in the Notice, other than the 29th, 30th or 31st of any month;
2. occur either annually, semi-annually, quarterly or monthly, as specified in Your Notice; and
3. continue until the Accumulated Value is zero or We receive Notice to stop scheduled partial surrenders.

SURRENDER CHARGE

The surrender charge Percentages are shown on the Data Page.

If any surrender amount requested is greater than the Free Surrender Amount as shown on the Data Page, then the surrender charge is calculated as follows:

         (Surrender amount requested - any remaining Free Surrender Amount) x surrender charge Percentage.

For a full surrender, any surrender charge will be deducted from the Accumulated Value.

For a partial surrender, the surrender charge will be deducted pro-rata from the Investment Options from which the amount is surrendered.

Surrender charge will not apply to the following transactions:
1.   You surrender an amount up to the Free Surrender Amount.
2.   You apply Accumulated Value to a benefit option.
3. We apply the Accumulated Value on the Maximum Annuitization Date to a benefit option.
4. You make a partial surrender up to the required minimum distribution amount (as stated in the U.S. Internal Revenue Code) for this contract.
5.   We distribute the death benefit.

We reserve the right to reduce the surrender charge for any amounts surrendered from this contract that are attributable to a conversion from existing products issued by Us and Our subsidiaries, and as otherwise permitted by the Investment Company Act of 1940, as amended.


                                 DEATH BENEFITS

Prior to the Annuitization Date, You may file benefit instructions for the payment of the death benefit under a benefit option, or a change of benefit instructions, by providing Us Notice. Your change of beneficiary will revoke any prior benefit instructions.

If benefit instructions are in effect, the death benefit will be paid according to those instructions. If no benefit instructions are in effect, We will pay the death benefit as described in the death of Owner(s) provision.

DEATH BENEFIT

If the Owner dies prior to the Annuitization Date, We will pay the death benefit upon Our receipt of all documents (including due proof of death) that We require to process the claim. No surrender charge applies when We pay a death benefit.

The death benefit is equal to the greatest of:
a. the Accumulated Value as of the Valuation Day on which We receive the required documents (including due proof of death);
b. the total premium payments minus an adjustment for each partial surrender made (and any applicable fees and charges) on or before the Valuation Day on which We receive the required documents (including due proof of death); or
c. the highest Accumulated Value (on any prior Contract Anniversary that is divisible by seven) plus any premium payments and minus an adjustment for each partial surrender (and any applicable fees and charges) made after that Contract Anniversary.

The adjustment for partial surrenders as described in b. and c. above will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial surrender. The adjustment for partial surrenders is computed as follows:
1.   the partial surrender amount plus any applicable fees and charges;  divided by
2.   the  Accumulated  Value   immediately  prior  to  the  partial   surrender;
     multiplied by
3. the amounts determined in b. or c. above, immediately prior to the partial surrender.

The Accumulated Value will remain invested in the Investment Options until the Valuation Day on which We receive the required documents (including due proof of death). If more than one beneficiary is named, a beneficiary's portion of the death benefit will remain invested in the Investment Options until the Valuation Day on which We receive the required documents (including due proof of death).

We will pay interest on the death benefit from the date on which We received the required documents (including due proof of death) to the earlier of:
1.   the date of payment; or
2. one year from the date on which We received the required documents (including due proof of death), unless otherwise required by law.

We will determine the rate of interest, which will not be less than the interest rate required by law.

DEATH OF OWNER(S)

One Owner: Unless benefit instructions are in place, the following provisions apply upon an Owner's death.:
1. If the surviving spouse is a primary beneficiary, the surviving spouse may elect to become the Owner and continue their portion of the contract or elect to receive the death benefit.
2. If the primary beneficiary(ies) is someone other than the surviving spouse, the primary beneficiary(ies) will receive the death benefit.

Joint Owners: Unless benefit instructions are in place, the following provisions apply upon the death of the first Owner to die.:
1. The surviving Owner will be treated as the sole primary beneficiary. Any other beneficiary designation on record at the time of an Owner's death will be treated as a contingent beneficiary.
2. If the surviving Owner is the spouse of the deceased Owner and no benefit instructions are in place, the surviving spouse may elect to continue the contract, elect to receive the death benefit in a lump sum payment, or elect a benefit option.
3. If the surviving Owner is not the spouse of the deceased Owner, the surviving Owner will receive the death benefit.
4. If the Owner is a corporation, trust or other entity, the death benefit will be payable upon the death of the Annuitant, or, in the case of Joint Annuitants, upon the death of the first Joint Annuitant.

DEATH OF ANNUITANT(S)

If an Annuitant who is not an Owner dies while this contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust, or other entity.


                               BENEFIT PROVISIONS

ANNUITY BENEFIT

An annuity benefit is a periodic income payable to You. If this contract is in force and the Annuitant is living, an annuity benefit becomes payable upon the earlier of the date You request payments begin or the Maximum Annuitization Date. No surrender charge applies when We pay annuity benefits.

You may request commencement of an annuity benefit anytime prior to the Maximum Annuitization Date by sending Us Notice at Our office. The Accumulated Value will be applied to an annuity benefit option as of the date We receive the Notice.

At the time an annuity benefit begins, We will issue a supplementary contract which provides for payment of the annuity benefit.

MAXIMUM ANNUITIZATION DATE

The Maximum Annuitization Date shown on the Data Page is the date on which an annuity benefit will commence, unless You request an earlier Annuitization Date.

ELECTION OF BENEFIT OPTIONS

Prior to the Maximum Annuitization Date, You may elect a benefit option described in the description of benefit options provision below. If You do not elect a benefit option prior to the Maximum Annuitization Date, We will make payments on the following basis:
1. for contracts with one Annuitant, annuity payments will be based on a life income with 10-year guaranteed period; and
2. for contracts with Joint Annuitants, annuity payments will be based on a joint and 100% survivor life income with 10-year guaranteed period.

CONDITIONS

Election of any benefit option is subject to the following conditions:
1. no changes may be made to the benefit option once We issue a supplementary contract;
2.   the amount applied must be at least $2,000.00;
3. if a benefit option is chosen for the payment of the death benefit, the benefit options available are limited if the beneficiary is not a natural person; and
4. We reserve the right to require evidence of Age, gender if applicable, and continuing survival.

DESCRIPTION OF BENEFIT OPTIONS

OPTION A, CUSTOM: A custom benefit arrangement can be designed with the Company's written approval.

OPTION B, LIFE INCOME: We will make annuity benefit payments during the Annuitant's lifetime. Payments cease when the Annuitant dies.

OPTION C, LIFE INCOME WITH GUARANTEED PERIOD: We will make annuity benefit payments for the longer of the Annuitant's lifetime or a guaranteed period that you select. The guaranteed minimum monthly life income for an elected 10-year guaranteed period is shown in OPTION C TABLES below.

OPTION D, JOINT AND SURVIVOR LIFE INCOME: We will make annuity benefit payments during the lifetime of the Joint Annuitants. Payments cease when both Annuitants have died.

OPTION E, JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PERIOD: We will make annuity benefit payments for the longer of the lifetime of the Joint Annuitants or a guaranteed period that you select. The minimum monthly joint and 100% survivor life income for an elected 10-year guaranteed period is shown in the OPTION E TABLES below.

BENEFIT OPTIONS B, C, D AND E: These benefit options are based on the Annuity 2000 Mortality Table with mortality projected 20 years by projection Scale G and 3.0% interest. Payments will be in an amount We determine but not less than guaranteed by this section. Benefit options are also based on the gender of the Annuitant or Joint Annuitant, if applicable, except for contracts issued in states that require unisex tables or in connection with employment related annuities and benefit plans not based on the gender of the Annuitant.

OPTION C TABLES

These tables show the minimum monthly life income with 10-year guaranteed period for each $1,000 of proceeds applied. We will make the first payment on the effective date of the supplementary contract.

------------------------ --------------------------     --------------------- --------------------------
                                                                Age
          Age                                              Last Birthday
     Last Birthday          10-Year Guaranteed            of Female/Unisex       10-Year Guaranteed
   of Male Annuitant              Period                     Annuitant                 Period
------------------------ --------------------------     --------------------- --------------------------
------------------------ --------------------------     --------------------- --------------------------
          55                       4.19                          55                     3.93
          56                       4.27                          56                     4.00
          57                       4.35                          57                     4.06
          58                       4.43                          58                     4.13
          59                       4.52                          59                     4.21

          60                       4.61                          60                     4.29
          61                       4.71                          61                     4.37
          62                       4.81                          62                     4.46
          63                       4.92                          63                     4.55
          64                       5.03                          64                     4.65

          65                       5.15                          65                     4.75
          66                       5.27                          66                     4.86
          67                       5.40                          67                     4.98
          68                       5.53                          68                     5.10
          69                       5.67                          69                     5.23

          70                       5.82                          70                     5.37
          71                       5.97                          71                     5.52
          72                       6.12                          72                     5.67
          73                       6.28                          73                     5.83
          74                       6.44                          74                     5.99

          75                       6.61                          75                     6.17

          85                       8.30                          85                     8.06

          95                       9.37                          95                     9.29
------------------------ --------------------------     --------------------- --------------------------

OPTION E TABLES

These tables show the minimum monthly joint and 100% survivor life income with 10-year guaranteed period for each $1,000 of proceeds applied. We will make the first payment on the effective date of the supplementary contract.

-------------------------- --------------------------------------------------------------------------------------
  Age Last Birthday of                             Age Last Birthday of Female Annuitant
     Male Annuitant
-------------------------- --------------------------------------------------------------------------------------
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------

                              55         60         62         65         70         75        85         95
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------
           60                3.72       3.91       3.98       4.09       4.26       4.39      4.55       4.60
           62                3.75       3.96       4.04       4.17       4.37       4.53      4.73       4.80
           65                3.79       4.03       4.13       4.28       4.53       4.75      5.04       5.13
           70                3.85       4.13       4.25       4.44       4.79       5.12      5.61       5.79
           75                3.88       4.19       4.34       4.57       5.00       5.46      6.23       6.55
           85                3.92       4.26       4.43       4.71       5.27       5.95      7.37       8.13
           95                3.93       4.28       4.45       4.75       5.36       6.14      7.95       9.08
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------

-------------------------- --------------------------------------------------------------------------------------
    Age Last Birthday                          Age Last Birthday of Younger Unisex Annuitant
of Older Unisex Annuitant
-------------------------- --------------------------------------------------------------------------------------
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------

                              55         60         62         65         70         75        85         95
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------
           60                3.67       3.82
           62                3.71       3.88       3.95
           65                3.76       3.96       4.05       4.17
           70                3.82       4.08       4.19       4.36       4.65
           75                3.87       4.17       4.30       4.52       4.91       5.30
           85                3.92       4.26       4.42       4.69       5.25       5.90      7.22
           95                3.93       4.28       4.45       4.75       5.35       6.13      7.91       9.01
-------------------------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------


                                FEES AND CHARGES

TRANSACTION FEE

The Transaction Fee is shown on the Data Page.

We reserve the right to charge the Transaction Fee for each unscheduled partial surrender after the 12th unscheduled partial surrender in each Contract Year.

The Transaction Fee will be deducted pro-rata from the Investment Options from which the amount is surrendered.

TRANSFER FEE

The Transfer Fee is shown on the Data Page.

We reserve the right to charge the Transfer Fee for each unscheduled transfer after the first unscheduled transfer in each Contact Year.

The Transfer Fee will be deducted pro-rata from the Investment Options from which the amount is transferred.

SURRENDER CHARGE

Surrender charge is described in the surrenders section.

PREMIUM TAXES

Premium taxes may be required by federal, state or local law. We reserve the right to deduct amounts from the Accumulated Value to cover any premium taxes attributable to this contract. Any such amounts will be deducted on a pro-rata basis from the Investment Options.


                               GENERAL INFORMATION

TERMINATION

This contract will terminate when one of the following occurs:
1. the Accumulated Value is applied under a benefit option and a supplementary contract is issued;
2.   the contract is surrendered in full; or
3.   the death benefit is paid to the beneficiary(ies).

If premium payments are not paid during two consecutive calendar years and the Accumulated Value or total premium payments (less partial surrender and applicable surrender charge) is less than $2,000, We reserve the right to terminate this contract and pay You the Accumulated Value, less any applicable fees and charges, in one lump sum payment.
o    We will not exercise this right in an unfairly discriminatory manner.
o We will notify You and give You 60 days to increase the Accumulated Value to $2,000 before We exercise this termination right.

ANNUITANT

The Annuitant is shown on the Data Page. You may change the Annuitant after the Contract Date but before the Annuitization Date.

OWNERSHIP

The Owner on the Contract Date is shown on the Data Page. As Owner You may exercise every right and enjoy every privilege provided by Your contract, subject to the rights of any irrevocable beneficiary(ies). These rights and privileges continue while Your contract is in force. We will accept directions from any Owner. Directions from any Owner are binding on all Owners.

CHANGE OF ANNUITANT OR OWNER

While this contract is in force, You may change the Owner and Annuitant of this contract by sending Us Notice. Our approval is needed and no change is effective until We approve it. Once approved, the change is effective as of the date You signed the request. We may require that You send Us this contract so We can record the change.

BENEFICIARY

The beneficiary(ies) named and recorded at Our office will receive the death benefit in accordance with the Death Benefit - Death of Owners provision. You can change the beneficiary designation as provided below. If the surviving spouse is a primary beneficiary, the surviving spouse may elect to become the Owner and continue their portion of the contract or elect to receive the death benefit.

Unless otherwise specified, when the death benefit becomes payable and a beneficiary has not survived the Owner, We will pay the death benefit to any surviving beneficiary(ies) according to the percentages You designated. If no beneficiary(ies) survives the Owner, the death benefit will be paid to the Owner's estate unless otherwise specified.

CHANGE OF BENEFICIARY

While this contract is in force, You may change the beneficiary(ies) of this contract by sending Us Notice. Our approval is needed and no change is effective until We approve it. Once approved, the change will be effective as of the date You signed the request. We may require that You send Us this contract so We can record the change.

THE ENTIRE CONTRACT

The entire contract includes this document, any endorsements and riders, and the Data Page.

ALTERATIONS

This contract may be altered by mutual agreement or as necessary to comply with applicable law. Any alterations must be in writing and signed by one of Our corporate officers. No one else, including the agent, may change the contract or waive any provisions.

ASSIGNMENT

This contract may be assignable, which will not be unreasonably withheld. The assignment must be in writing and received by Us in Our office. We assume no responsibility for any assignment's validity. An assignment does not change the Owner. The rights of any beneficiary(ies), except any irrevocable beneficiary(ies), become subordinate to those of the assignee. The assignment is subject to any action taken by Us prior to Our consent.

INCONTESTABILITY

The validity of this contract will not be contested.

MISSTATEMENT OF AGE OR GENDER

If the Annuitant's Age or gender, if applicable, is not correct when given to Us at the time benefit options become payable, We will adjust the periodic income payable under the supplementary contract. Any adjustment will be based on the amount of periodic income that would have been purchased at the correct Age and gender, if applicable.

TAXES

Surrenders, application of the Accumulated Value to a benefit option, and any changes of Owner or Annuitant may have tax consequences to You. You may want to seek the advice of Your tax advisor before making any changes to this contract.

DEFERMENT OF PAYMENTS AND TRANSFERS

We pay amounts from the Divisions within seven days after We receive Your Notice. We reserve the right to defer payments and transfers as permitted by the Investment Company Act of 1940 or other laws in effect at the time payments are to be made.

ANNUAL REPORT

We will send You an annual report of the Accumulated Value at no charge. The report will include a current statement of the number of Units credited to a Division and the dollar value of a Unit

                        PARTIAL ANNUITIZATION ENDORSEMENT

This endorsement is a part of your contract and modifies the contract to which it is attached, as specified below:


Add a PARTIAL ANNUITIZATION section under BENEFIT PROVISIONS - ANNUITY BENEFIT to the contract:
"You may apply a portion of the Accumulated Value to a benefit option at anytime prior to the Maximum Annuitization Date by sending Us Notice at Our Office. That portion will be applied to a benefit option as of the Valuation Period We receive the Notice. Partial annuitizations reduce the Accumulated Value of the contract and are deducted from the Investment Options in the same proportion as Your current premium payment allocations unless You direct otherwise."

The benefit options available are listed in the BENEFIT PROVISIONS - DESCRIPTION OF BENEFIT OPTIONS section of the contract. The minimum amount that may be applied to a benefit option is $2,000 and the minimum Accumulated Value after the partial annuitization is $5,000. Any partial annuitization request that would reduce the Accumulated Value to less than $5,000 will be treated as a request for full annuitization of this contract.

We reserve the right to limit the number of partial annuitizations that may be requested in a contract year, but it will never be less than 1 per contract year.


On the DATA PAGE replace the Free Surrender Amount definition with the following:
The greater of (A.) and (B.) where: (A.) is 10% of premium payments, decreased by any partial surrenders and/or partial annuitizations made since the last Contract Anniversary; and (B.) is the Accumulated Value minus remaining premium payments as of the date of the partial surrender or partial annuitization.


Under  CONTRACT VALUES - DIVISION VALUE delete item 2 and replace as follows:
         2.  is the number of Units redeemed from the Divisions because of:
               a.   amounts deducted from it;
               b.   amounts transferred from it;
               c.   amounts surrendered from it; and
               d.   amounts applied to a benefit option.


Under the DEATH BENEFITS section, change all references to partial surrender(s) to "partial surrender(s) and/or partial annuitization(s)".


Under GENERAL INFORMATION - TERMINATION section, change references to partial surrender(s) to: "partial surrender(s) and/or partial annuitization(s)".


Under GENERAL INFORMATION - TAXES replace with the following:
Surrenders, applications of any amount of the Accumulated Value to a benefit option, and any changes of Owner or Annuitant may have tax consequences to You. You may want to seek the advice of Your tax advisor before making any changes to this contract.


                               PENSION TRUST RIDER

This rider is part of Your contract. The Effective Date is the same as the Contract Date unless another date is shown on the current Data Pages. Your contract is modified as specified below.

All references to "You" and "Your" in this rider are directed to the Owner of the contract. You and the annuitant must be the same person unless You are either a trustee of a trust or an employer sponsoring a plan described in section 401 (a) of the Internal Revenue Code of 1986, as amended from time to time (the Code).

We reserve the right to amend this rider to comply with future changes in the Code and regulations or administrative rulings issued under provisions of the Code. We will send You a copy of any such amendment.

Under the terms of this rider:

1. No portion of Your interest in the contract can be transferred or assigned to any person or entity except to Your former spouse pursuant to a qualified domestic relations order as described in Code section 414 (p). Your interest in the contract is nonforfeitable.

2. Benefit distributions must be made according to Code section 401 (a)(9). Distributions must begin no later than April 1st of the calendar year following the later of

     (a)  the calendar year in which You attain age 70 1/2, or
     (b)  the calendar year in which You retire.

3.   Payments  will  comply  with the Minimum  Distribution  Incidental  Benefit
     (MDIB) requirements of Code section 401 (a)(9)(G).

4. The terms of the plan may restrict distributions from this contract except in the event of death, termination of employment, disability within the meaning of the Code, attainment of age 59 1/2 or in certain cases of hardship as determined by the plan administrator.

5. In the event of any conflict between the terms of this contract and any applicable sections of the Code, including the qualified joint and survivor annuity and qualified pre-retirement survivor annuity requirements of Code sections 401 (a)(11) and 417, the Code sections will govern.

6. If You are married, the form of distribution at retirement will be a spousal joint and survivor annuity unless You have elected another option and Your spouse has consented in writing to such election in accordance with Our current procedures.







[OBJECT OMITTED]


                        WAIVER OF SURRENDER CHARGE RIDER

This rider is made a part of Your contract if You and the Annuitant are less than age 86 on the Effective Date. All definitions, provisions, and exceptions of the contract apply to this rider unless changed by this rider. The Effective Date is the same as the Contract Date unless another date is shown on the current Data Pages.

DEFINITIONS

CRITICAL NEED means being confined to a Health Care Facility, diagnosed with a Terminal Illness, or Totally and Permanently Disabled.

HEALTH CARE FACILITY means a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility that primarily provides drug or alcohol treatment, or a facility owned or operated by the Owner or Annuitant or a member of their immediate families.

TERMINAL ILLNESS means a sickness or injury that results in the Owner's or Annuitant's life expectancy being 12 months or less from the date You provide Us Notice to receive benefits under this rider.

TOTALLY AND PERMANENTLY DISABLED means the Owner or Annuitant qualifies to receive Social Security disability benefits.

BENEFITS AND CONDITIONS

We will waive the Surrender Charge and any administrative or transaction fee that would apply to a full surrender or any partial surrender that would otherwise incur a Surrender Charge, subject to the following conditions:

1. After the Effective Date of this rider, the original Owner (if a natural person) must have a Critical Need; and on the Effective Date of this rider, the original Owner must not have had a Critical Need; or
         After the Effective Date of this rider, the original Annuitant must have a Critical Need; and on the Effective Date of this rider, the original Annuitant must not have had a Critical Need.
2. To exercise this rider based on Health Care Facility confinement, the confinement must continue for at least 60 consecutive days after the Effective Date of this rider.
3. There is a one year waiting period before You can exercise this rider. You must provide Us Notice, and proof which is acceptable to Us that the conditions of this rider have been met, after one year following the Effective Date of this rider. In addition, for Health Care Facility confinement, this must be provided within 90 days after confinement ends.

TERMINATION

This rider ends on the first of the following events:

1.   You terminate the contract to which this rider is attached.
2. You cancel this rider. We reserve the right to require that You send Us Your contract so We can record the cancellation.



[OBJECT OMITTED]


SF 689                                                Page 1 of 4



                       INDIVIDUAL RETIREMENT ANNUITY RIDER


This rider is a part of your contract. The contract to which it is attached is modified, as specified below, in order to qualify as an Individual Retirement Annuity (IRA) under the terms of the Internal Revenue Code as amended (the
Code). The rider's effective date is the same as the Contract Date unless another date is shown on page 3 of your contract.

We reserve the right to amend this rider to comply with future changes in the Code. We will send you a copy of any such amendment.

The following statements shall apply:

                                    Article I

The contract is established for the exclusive benefit of the individual or his or her beneficiaries.

                                   Article II

1. Except in the case of a rollover contribution (as permitted by Internal Revenue Code Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10),
     408(d)(3) and 457(e)(16)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed:

     $3,000 for any taxable year beginning in 2002 through 2004;
     $4,000 for any taxable year beginning in 2005 through 2007; and $5,000 for any taxable year beginning in 2008 and years thereafter.

     After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

2. In the case of an individual who is 50 or older, the annual cash contribution limit is increased by:

     $500 for any taxable year beginning in 2002 through 2005; and $1,000 for any taxable year beginning in 2006 and years thereafter.

3. No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan.

                                   Article III

1. Notwithstanding any provision of this IRA to the contrary, the distribution of the individual's interest in the IRA shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations there under, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under section Article IV, paragraph 3) must satisfy the requirements of Code Section 408(a)(6) and the regulations there under, rather than paragraphs 2., 3. and 4. below and Article IV.

SF 689                                                Page 2 of 4




2. The entire interest of the individual for whose benefit the contract is maintained will commence to be distributed no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (the "required beginning date") over (a) the life of such individual or the lives of such individual and his or her designated beneficiary or (b) a period certain not extending beyond the life expectancy of such individual or the joint and last survivor expectancy of such individual and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than 1 year and must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6T.

3. The distribution periods described in paragraph 2. above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

4. The first required payment can be made as late as April 1 of the year following the year the individual attains age 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                                   Article IV

1. Death On or After Required Distributions Commence. If the individual dies on or after required distributions commence, the remaining portion of his or her interest will continue to be distributed under the contract option chosen.

2. Death Before Required Distributions Commence. If the individual dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

     a. If the designated beneficiary is someone other than the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death, or, if elected, in accordance with paragraph 2.c. below.

     b. If the individual's sole designated beneficiary is the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the individual would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with paragraph 2.c. below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph 2.c. below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

     c. If there is no designated beneficiary, or if applicable by operation of paragraph 2.a. or 2.b. above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph 2.b. above).

     d.   Life expectancy is determined  using the Single Life Table in Q&A-1 of
          Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph 2.a. or 2.b. and reduced by 1 for each subsequent year.

3. The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As -7 and -8 of Section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

4. For purposes of paragraphs 1. and 2. above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph 2.b. above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

5. If the sole designated beneficiary is the individual's surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a beneficiary.

                                    Article V

The interest of the individual is nonforfeitable.

                                   Article VI

This contract is nontransferable by the individual.

                                   Article VII

Any refund of premiums (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits.

                                  Article VIII

If the premium payments are interrupted, the contract will be reinstated at any date prior to maturity upon payment of a premium to the Company, and the minimum premium amount for reinstatement shall not exceed $50, however, the Company may at its option either accept additional future payments or terminate the contract by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

                                   Article IX

The issuer of an individual retirement annuity shall furnish annual calendar year reports concerning the status of the annuity and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

                                    Article X

Compensation means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) shall be applied as if the term trade or business for purposes of
Section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of Section 71(b)(2).

                                   Article XI

If a Life Income Retirement Income Benefit Option is selected for a contract to which contributions were made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section 408(k), unisex tables will used.


















[OBJECT OMITTED]




                   SIMPLE INDIVIDUAL RETIREMENT ANNUITY RIDER


This rider is a part of your contract. The contract to which it is attached is modified, as specified below, in order to qualify as SIMPLE Individual Retirement Annuity (IRA) under the terms of the Internal Revenue Code as amended (the Code). The rider's effective date is the same as the Contract Date unless another date is shown on the current Data Page.

We reserve the right to amend this rider to comply with future changes in the Code. We will send you a copy of any such amendment.

The following statements shall apply:
                                    Article I

The contract is established for the exclusive benefit of the individual or his or her beneficiaries.

                                   Article II

This SIMPLE IRA will accept only:

1. a cash contribution made by an employer on behalf of the individual under a SIMPLE IRA plan that meets the requirements of Section 408(p) of the Internal Revenue Code, and

2. a rollover contribution or a transfer of assets from another SIMPLE IRA of the individual.

No other contributions will be accepted.
                                   Article III

1. Notwithstanding any provision of this IRA to the contrary, the distribution of the individual's interest in the IRA shall be made in accordance with the requirements of Code Section 408(b)(3) and the regulations there under, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under Article IV, Paragraph 3) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than paragraphs (2), (3) and (4) below and Article IV.

2. The entire interest of the individual for whose benefit the contract is maintained will commence to be distributed no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (the "required beginning date") over (a) the life of such individual or the lives of such individual and his or her designated beneficiary or (b) a period certain not extending beyond the life expectancy of such individual or the joint and last survivor expectancy of such individual and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than 1 year and must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6T.

3. The distribution periods described in paragraph (2) above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

4. The first required payment can be made as late as April 1 of the year following the year the individual attains age 70 1/2 and must be the payment that is required for one payment interval.

     The second payment need not be made until the end of the next payment interval.

                                   Article IV

1. Death On or After Required Distributions Commence. If the individual dies on or after required distributions commence, the remaining portion of his or her interest will continue to be distributed under the contract option chosen.

2. Death Before Required Distributions Commence. If the individual dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

     a. If the designated beneficiary is someone other than the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death, or, if elected, in accordance with paragraph (2)(c) below.

     b. If the individual's sole designated beneficiary is the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the individual would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with paragraph (2)(c) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph
          (2)(c) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

     c. If there is no designated beneficiary, or if applicable by operation of paragraph (2)(a) or (2)(b) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (2)(b) above).

     d.   Life expectancy is determined  using the Single Life Table in Q&A-1 of
          Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph (2)(a) or (2)(b) and reduced by 1 for each subsequent year.

3. The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

4. For purposes of paragraphs (1) and (2) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (2)(b) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

5. If the sole designated beneficiary is the individual's surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA (permitted under the contribution rules for SIMPLE IRAs as if the surviving spouse were the owner) or fails to take required distributions as a beneficiary.

                                    Article V

The interest of the individual is nonforfeitable.

                                   Article VI

This contract is nontransferable by the individual.

                                   Article VII

Any refund of premiums (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits.

                                  Article VIII

If the premium payments are interrupted, the contract will be reinstated at any date prior to maturity upon payment by an employer under a SIMPLE IRA plan of a premium to the Company, and the minimum premium amount for reinstatement shall not exceed $50, however, the Company may at its option either accept additional future payments or terminate the contract by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

                                   Article IX

The issuer of an individual retirement annuity shall furnish annual calendar year reports concerning the status of the annuity and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

If contributions made on behalf of the individual under a SIMPLE IRA plan maintained by the individual's employer are received directly by the issuer of this SIMPLE IRA contract from the employer, the issuer will provide the employer with the summary description required by Code Section 408(l)(2)(B).

                                    Article X

If this SIMPLE IRA is maintained by a designated financial institution (within the meaning of Code Section 408(p)(7)) under the terms of a SIMPLE IRA plan of the individual's employer, the individual must be permitted to transfer the individual's balance without cost or penalty (within the meaning of Section 408(p)(7)) to another IRA of the individual that is qualified under Section 408(a), (b) or (p), or to another eligible retirement plan described in Code
Section 402(c)(8)(B).


                                   Article XI

Prior to the expiration of the 2-year period beginning on the date the individual first participated in any SIMPLE IRA plan maintained by the individual's employer, any rollover or transfer by the individual of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the individual. Any distribution of funds to the individual during this 2-year period may be subject to a 25-percent additional tax if the individual does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the individual may roll over or transfer funds to any IRA of the individual that is qualified under Code Section 408(a), (b) or (p), or to another eligible retirement plan described in Code Section 402(c)(8)(B).

                                   Article XII

If a Life Income Retirement Income Benefit Option is selected unisex tables will used.














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                        PARTIAL ANNUITIZATION ENDORSEMENT

This endorsement is a part of your contract and modifies the contract to which it is attached, as specified below:

Add a PARTIAL ANNUITIZATION section under BENEFIT PROVISIONS - ANNUITY BENEFIT to the contract:
"You may apply a portion of the Accumulated Value to a benefit option at anytime prior to the Maximum Annuitization Date by sending Us Notice at Our Office. That portion will be applied to a benefit option as of the Valuation Period We receive the Notice. Partial annuitizations reduce the Accumulated Value of the contract and are deducted from the Investment Options in the same proportion as Your current premium payment allocations unless You direct otherwise."

The benefit options available are listed in the BENEFIT PROVISIONS - DESCRIPTION OF BENEFIT OPTIONS section of the contract. The minimum amount that may be applied to a benefit option is $2,000 and the minimum Accumulated Value after the partial annuitization is $5,000. Any partial annuitization request that would reduce the Accumulated Value to less than $5,000 will be treated as a request for full annuitization of this contract.

We reserve the right to limit the number of partial annuitizations that may be requested in a contract year, but it will never be less than 1 per contract year.

On the DATA PAGE replace the Free Surrender Amount definition with the following:
The greater of (A.) and (B.) where: (A.) is 10% of premium payments, decreased by any partial surrenders and/or partial annuitizations made since the last Contract Anniversary; and (B.) is the Accumulated Value minus remaining premium payments as of the date of the partial surrender or partial annuitization.

Under  CONTRACT VALUES - DIVISION VALUE delete item 2 and replace as follows:
     2.   is the number of Units redeemed from the Divisions because of:
          a.   amounts deducted from it;
          b.   amounts transferred from it;
          c.   amounts surrendered from it; and
          d.   amounts applied to a benefit option.

Under the DEATH BENEFITS section, change all references to partial surrender(s) to "partial surrender(s) and/or partial annuitization(s)".

Under GENERAL INFORMATION - TERMINATION section, change references to partial surrender(s) to: "partial surrender(s) and/or partial annuitization(s)".

Under GENERAL INFORMATION - TAXES replace with the following:
Surrenders, applications of any amount of the Accumulated Value to a benefit option, and any changes of Owner or Annuitant may have tax consequences to You. You may want to seek the advice of Your tax advisor before making any changes to this contract.




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